                                                                  EXECUTION COPY

                                    EXHIBIT 3

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is effective as of December 14,
                                     ---------
2001 between STEVEN A. ROTHSTEIN, an individual residing at 2737 Illinois Road, Wilmette, Illinois 60091 ("SAR"), such other persons or entities listed on
                           ---
Exhibit A hereto, each a "Seller" and collectively with SAR, the "Sellers," and Triage Partners, LLC, a New York limited liability company ("Purchaser").
                                                             ---------

                              W I T N E S S E T H

     WHEREAS, Sellers wish to sell to Purchaser an aggregate of 285,000 shares (the "Shares") of common stock, par value $.02 per share, of Olympic Cascade
      ------
Financial Corporation, a Delaware corporation (the "Company"), and Purchaser
                                                    -------
desires to purchase the Shares upon the terms and subject to the conditions hereinafter set forth (the "Transactions");
                            ------------

     WHEREAS, SAR wishes to grant an irrevocable proxy to Purchaser with respect to the remaining 274,660 shares of common stock, par value $.02 per share, of the Company owned by him (such additional shares being referred to herein as the "Additional Shares"); and
 -----------------

     WHEREAS, Purchaser is acquiring additional Company securities directly from the Company pursuant to a Securities Purchase Agreement between the Company and Purchaser, dated as of December 13, 2001 (the "Securities Purchase Agreement").
                                               -----------------------------

     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein) the parties agree as follows:

7.   Agreement of Purchase and Sale.  Upon the terms and subject to the
     ------------------------------
conditions set forth in this Agreement, Purchaser hereby agrees to purchase and acquire from Sellers, and Sellers hereby agree to assign, transfer and deliver to Purchaser, the Shares.

8.   Purchase Price; Closing.
     -----------------------

     8.1 The aggregate purchase price for the Shares shall be $427,500 (the "Purchase Price"). Purchaser shall pay the Purchase Price (payable as to each
 --------------
Seller on a pro-rata basis based upon the share ownerships set forth on Exhibit
                                                                        -------
A hereto) on the Closing Date (as defined below), in cash by wire transfer of
-
immediately available funds to a bank account(s) designated by the Sellers and Sellers shall deliver evidence from the Depository Trust Company ("DTC") that
                                                                   ---
the Shares have been transferred from Sellers' respective accounts at DTC to an account of Purchaser as directed by Purchaser in accordance with the terms hereof.

     8.2 The closing (the "Closing") shall take place at the offices of
                           -------
Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 (or at such place as may be mutually agreed upon by the parties hereto) at 10:00 A.M. New York City time on the first business day immediately following the date on which the last of the conditions set forth in Section 5 herein and Article VII to the
                                        ---------            -----------
Securities Purchase Agreement is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to
                                                    ------------
satisfaction of such conditions) (the "Closing Date") or at such other time and place and such other date as Purchaser and SAR mutually agree. All events occurring at the Closing will, unless otherwise specified, be deemed to have simultaneously occurred.

9.   Representations and Warranties.
     ------------------------------

     9.1 Sellers jointly and severally represent and warrant to Purchaser as follows:

         (a) The Shares are owned solely by Sellers and are held by Sellers free and clear of all liens or encumbrances. None of the Shares is subject to any restriction on its transferability (other than restrictions on transfer under applicable federal and state securities laws). At the Closing, Purchaser will acquire good and marketable title to all of the Shares free and clear of all security interests, liens, encumbrances, charges, assessments and adverse claims.

         (b) Each Seller has the capacity to enter into this Agreement and has the full right, power and authority to execute and deliver this Agreement and to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Sellers and constitutes a valid and binding agreement of each Seller enforceable against each Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforceability of creditors' rights generally, and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

         (c) Except as set forth on the Company Disclosure Schedule (as defined in the Securities Purchase Agreement) or to the actual knowledge of Sellers, neither the execution and delivery of this Agreement nor the sale by Sellers of the Shares pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the Company's certificate of incorporation or by-laws or (ii) result in a default (or give rise to any right to termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Sellers or the Company is a party or by which Sellers' or the Company's assets may be bound or (iii) violate any order, writ, injunction or decree applicable to Sellers or the Company or any of their respective assets.

     9.2 Purchaser represents and warrants to Sellers as follows:

         (a) Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby.

         (b) This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforceability of creditors' rights generally, and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

         (c) Neither the execution and delivery of this Agreement nor the purchase by Purchaser of the Shares pursuant to this Agreement will (i) result in a default (or give rise to any right to termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of Purchaser's assets may be bound or (ii) violate any order, writ, injunction or decree applicable to Purchaser or any of its respective assets.

         (d) Purchaser is an "accredited investor" as defined under Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the
  ------------
"Securities Act"). Purchaser can bear the economic risks of an investment in the
 --------------
Shares for an indefinite period of time.

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

Purchaser has adequate means of providing for Purchaser's current needs and possible personal contingencies and has no present or contemplated need for liquidity of Purchaser's investment in the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

          (e) Purchaser has been represented by such advisors, each of whom has been personally selected by Purchaser, as Purchaser has found necessary to consult concerning the Transactions, and such representation has included an examination of applicable documents and an analysis of all financial, corporate and securities law aspects of the Agreement and the transaction contemplated hereby.

          (f) Purchaser is familiar with the Company and its business and financial condition. Purchaser and its advisors, prior to the date hereof, have had the opportunity to ask questions of, and to receive answers from, the officers and directors of the Company or their authorized representatives and access to obtain any information, documents, financial statements, records and books, (i) relative to the Company, its business and an investment in the Shares, and (ii) necessary to verify the accuracy of any information, documents, financial statements, records and books furnished. All materials and information requested by Purchaser, if any, including any information requested to verify any information furnished have been made available and examined.

          (g) Purchaser understands that some, if not all, of the Shares have not been registered under the Securities Act, nor pursuant to the provisions of the securities laws or other laws if any other applicable jurisdictions, in reliance on exemptions set forth in Sections 3 and/or 4 of the Securities Act, Regulation D and the laws and regulations of such jurisdictions. Purchaser is fully aware that, to the extent any Shares have not already been registered under the Securities Act, the Shares are to be sold to Purchaser by Sellers in reliance upon such exemptions based upon Purchaser's representations, warranties, and agreements set forth herein. Purchaser is fully aware of, to the extent any Shares have not already been registered under the Securities Act, the restrictions on sale, transferability and assignment of such unregistered Shares, and that Purchaser must bear the economic risk of Purchaser's investment in such Shares for an indefinite period of time because such Shares have not yet been registered under the Securities Act or the securities laws of any state. To the extent any Shares have not already been registered under the Securities Act, Purchaser, therefore, agrees that it will not offer or sell any such unregistered Shares unless and until they are subsequently registered under the Securities Act and applicable state securities laws, or unless exemptions from such registration requirements are available. Purchaser acknowledges that the certificates representing any unregistered Shares will contain a legend substantially as follows:

          "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

          (h) Purchaser is acquiring the Shares for Purchaser's own account and not for the account of others. Purchaser is acquiring the Shares for investment purposes only and not with a view to or for the transfer, assignment, resale or distribution thereof, in whole or in part, and the Purchaser is not participating directly or indirectly in a distribution or transfer of the Shares, or in the underwriting of any such distribution or transfer of the Shares, nor is Purchaser acting in any way that would constitute Purchaser as an underwriter within the meaning of the Securities Act, of the Shares. Purchaser has no present plans to enter into such contract, undertaking, agreement or arrangement.

10.  Covenants.
     ---------

     10.1 Further Assurances. Purchaser and each Seller agrees to execute and
          ------------------
deliver such other documents, certificates, agreements and other writings and to take such other actions as are reasonably necessary or desirable in order to (i) cause the conditions to their respective obligations under Section 5 of this Agreement to be satisfied on or prior to the Closing and (ii) consummate or expeditiously implement the Transactions. Neither Purchaser nor any Seller shall take any action, or omit to take any action, which would result in a violation of any of the representations and warranties set forth in Section 3 hereof. Purchaser and Sellers shall promptly notify each other in writing of any event or fact which represents or is likely to cause a breach of any of their respective representations, warranties, covenants or agreements. From and after the date hereof Sellers shall execute and deliver to Purchaser such further instruments and take such action and deliver such other documents as may reasonably be required to carry out the provisions of this Agreement, including, but not limited to the provisions of Sections 4.2 and 4.3.

     10.2 Proxy. Sellers hereby grant to Purchaser an irrevocable proxy and
          -----
right to vote the Additional Shares, as the Purchaser determines in its sole discretion, on any matter for a period of three (3) years from the Closing. The right of Purchaser to vote the Additional Shares shall include, but not be limited to, the right to vote for or against directors, for or against any proposal of merger or consolidation or for or against any reorganization of the Company. Sellers acknowledge that, concurrently with the execution of this Agreement, he has executed and delivered to Purchaser an Irrevocable Proxy, in the form attached hereto as Exhibit B, granting such right. Such proxy will not
                            ---------
become effective until the Closing and will expire upon the earlier of three (3) years from the Closing or upon a sale of such Additional Shares to a bona fide third party buyer in an open market transaction.

     10.3 Right of First Refusal.
          ----------------------

          (a) For a period of two years from the Closing, if any Seller (an "ROFR Seller") proposes to sell, transfer or otherwise dispose of any of the
 -----------
Additional Shares owned by him or her, the ROFR Seller shall give written notice ("ROFR Notice") to Purchaser at least two (2) trading days prior to the proposed
  -----------
closing date of such sale or transfer. The ROFR Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Additional Shares to be sold or transferred by the ROFR Seller ("Offered Securities"), the nature of such sale or transfer, the consideration
  ------------------
to be paid and the name and address of each prospective purchaser or transferee (except the name and address shall not be required in the case of a bona fide open market transactions). The giving of such notice shall grant to Purchaser the rights set forth in paragraph (b) below.

          (b) The Purchaser shall have the right, exercisable no later than two
(2) trading days after receipt of the ROFR Notice, to purchase all of the Offered Securities of the ROFR Seller on the same terms and conditions as set forth in the ROFR Notice, by delivery of written notice to the ROFR Seller within the aforesaid two (2) trading day period (such purchase to be consummated on the second business day after delivery of such notice).

          (c) If Purchaser has not exercised its right to purchase all of the Offered Securities within the period specified in paragraph (b) above, the ROFR Seller may, not later than ten (10) business days following delivery to Purchaser of the ROFR Notice, conclude a transfer of any or all of the Offered Securities on terms and conditions not less favorable to it from those described in the ROFR Notice. Any proposed transfer on terms and conditions less favorable to it from those described in the ROFR Notice, as well as any subsequent proposed transfer of any other Additional Shares by the ROFR Seller, shall again be subject to the purchase rights of Purchaser and shall require compliance by the ROFR Seller with the procedures described in this Section 4.3.
                                      -----------

          (d) Purchaser's exercise or non-exercise of its right to purchase Offered Securities shall not adversely affect its rights under this Section 4.3
                                                                    -----------
as to subsequent sales of Additional Shares.

          (e) Notwithstanding anything to the contrary contained in this Section
                                                                         -------
4.3, Sellers collectively shall have the right to sell, without compliance with
---
the right of first refusal restrictions otherwise contained in this Section 4.3,
                                                                    -----------
up to two thousand five hundred (2,500) Additional Shares (the "Deminimis Share
                                                                ---------------
Transaction") at any time during any month during the right of first refusal
-----------
term to any bona fide third party buyer in an open market transaction. Upon consummation of such Deminimis Share Transaction, Seller shall provide Purchaser notice of such sale and the number of shares sold thereunder.

          (f) Notwithstanding anything to the contrary contained in this Section
                                                                         -------
4.3, in any given month during the right of first refusal term, the number of
---
shares of Offered Securities for the ROFR Sellers collectively shall be limited by the ninety-day volume restrictions provided in Rule 144 of the Securities Act, such volume limitation being divided by a factor of three (3); provided,
                                                                    --------
however, that if on any given day during the right of first refusal term, the
-------
aggregate trading volume of common stock, par value $.02 per share, of the Company exceeds twenty-five thousand (25,000) shares, Seller may sell up to ten percent (10%) of such trading volume for such day without compliance with the right of first refusal restrictions otherwise contained in this Section 4.3.
                                                                -----------

11.  Closing Conditions.
     ------------------

     11.1 Conditions to the Obligations of Sellers and Purchaser. The obligation
          ------------------------------------------------------
of Purchaser and/or each Seller to effect the Transactions shall be further subject to the fulfillment on or before the Closing Date of the following conditions:

          (a) Any consent or approval of any governmental or regulatory agency or body required to effect the Transactions shall have been obtained and such approvals shall have become Final Orders (as hereinafter defined). A "Final
                                                                      -----
Order" means a determination by the relevant regulatory authority that has not
-----
been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

          (b) Any outstanding debt obligations between SAR or Robert H. Daskal on the one hand and the Company or National Securities Corporation on the other hand, shall have been fully retired and paid.

          (c) The Securities Purchase Agreement shall have been duly executed, delivered and consummated.

     11.2 Conditions to the Obligation of Sellers. The obligation of each Seller
          ---------------------------------------
to effect the Transactions shall be further subject to the fulfillment on or before the Closing Date of the following conditions, any one or more of which may be waived by Sellers:

          (a) Each of the obligations of Purchaser to be performed by it on or before the

Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date in all material respects.

          (b) All actions required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement, and the consummation of the Transactions shall have been duly and validly taken.

          (c) No order of any court or governmental agency or body shall be in effect which restrains or prohibits the Transactions and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or body or other regulatory or administrative agency or commission, challenging any of the Transactions or seeking monetary or other relief by reason of the consummation of such Transactions.

          (d) The representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to, such date.

     11.3 Conditions to the Obligation of Purchaser. The obligation of
          -----------------------------------------
Purchaser to effect the Transactions shall be further subject to the fulfillment on or before the Closing Date of the following conditions, any one or more of which may be waived by Purchaser:

          (a) Each of the obligations of Sellers to be performed by them on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date in all material respects.

          (b) All actions required to be taken by Sellers to authorize the execution, delivery and performance of this Agreement, and the consummation of the Transactions, shall have been duly and validly taken.

          (c) No order of any court or governmental agency or body shall be in effect which restrains or prohibits the Transactions and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or body or other regulatory or administrative agency or commission, challenging any of the Transactions or seeking monetary or other relief by reason of the consummation of such Transactions.

          (d) The representations and warranties of Sellers contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to, such date.

          (e) SAR shall have executed a Termination and Consulting Agreement of even date herewith.

12.  Survival/Indemnification.
     ------------------------

     (a) Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement. The respective representations, warranties, covenants and agreements of Sellers and Purchaser contained in this Agreement shall survive the Closing for a period of one (1) year.

     (b) Sellers hereby jointly and severally agree to indemnify and hold harmless Purchaser from any and all damages, losses, costs, and expenses (including reasonable attorneys' fees) which Sellers may incur by reason of Sellers' failure to fulfill any of the terms and conditions of this Agreement or by reason of Sellers' breach of any of Sellers' representations and warranties contained herein.

13.  Termination.
     -----------

     13.1 General. This Agreement may be terminated and the transactions
          -------
contemplated hereby may be abandoned at any time prior to the Closing:

          (a) by the mutual written consent of Purchaser and Sellers; and

          (b) by either Purchaser or Sellers, at any time on or after December 31, 2001, if the transactions contemplated hereby shall not have been consummated prior thereto; provided, that the party seeking to effect such
                           --------
termination of this Agreement shall not then be in breach or default of any material representation, warranty, covenant, agreement or obligation imposed upon such party by this Agreement.

          (c) by either Purchaser on the one hand, and the Sellers on the other hand, if the transactions contemplated in the Securities Purchase Agreement have not been consummated by December 31, 2001 or such agreement otherwise has been terminated in accordance with its terms.

     13.2 Effect of Termination. In the event of termination of this Agreement
          ---------------------
pursuant to this Section 7, prompt written notice shall be given by the
                 ---------
terminating party to the other party with respect to this Agreement, and, unless the party seeking to terminate this Agreement shall have no right to do so, neither party to this Agreement shall have any further liability to the other, except that the indemnity provisions of this Agreement above shall survive any termination or abandonment of this Agreement.

14.  Amendments. This Agreement may be amended, altered or revoked at any time
     ----------
in whole or in part only by means of a written instrument setting forth such changes, signed by each of the signatories to this Agreement.

15.  Notices. Any notice, request, instruction, approval, consent or other
     -------
communication to be given hereunder by a party hereto shall be deemed validly given, made or served if in writing and delivered personally (as of such delivery) or sent by certified mail (as of three days after deposit personally (as of such delivery) or sent by certified mail (as of three days after deposit in the United States post office), postage prepaid or by facsimile, charges prepaid (as of the date confirmation or receipt) at the address or facsimile number set forth beside SAR in the case of Sellers or to Purchaser, Triage Partners LLC, 90 Park Avenue, New York, New York 10016, Attention: Steven Sands, Co-Manager, facsimile: (212) 697-8035, or to such other individual or address or facsimile number as a party hereto may designate for itself to the other parties by notice given as herein provided.

16.  Entire  Agreement.  This Agreement sets forth the entire  agreement and
     -----------------
understanding of the parties hereto in respect of the transaction contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to subject matter hereof.

17.  Governing Law. This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York (without regard to principles of conflict of laws). All of the parties irrevocably consent to the jurisdiction of the United States Federal courts and the state courts located in New York with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. All of the parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All of the parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party's right to serve process in any other manner permitted by law. All of the parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          [The remainder of this page has been intentionall left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                               SELLERS:

                                               STEVEN A. ROTHSTEIN


                                               By:_____________________________
                                               Name:  Steven A. Rothstein
                                               Address:  2737 Illinois Road
                                               Wilmette, IL  60091
                                               Facsimile:  (847) 256-4199

                                               STEVEN ROTHSTEIN IRA


                                               By:_____________________________
                                               Name:  Steven A. Rothstein
                                               Title:  Authorized Signatory

                                               STEVEN ROTHSTEIN C/F CAROLINE E.
                                               ROTHSTEIN UGMA/IL

                                               By:_____________________________
                                               Name:  Steven A. Rothstein
                                               Title: Custodian

                                               STEVEN ROTHSTEIN C/F JOSHUA
                                               ROTHSTEIN UGMA/IL

                                               By:_____________________________
                                               Name:  Steven A. Rothstein
                                               Title: Custodian

                                               STEVEN ROTHSTEIN C/F NATALIE
                                               ROTHSTEIN UGMA/IL

                                               By:_____________________________
                                               Name:  Steven A. Rothstein
                                               Title: Custodian


                                               PURCHASER:

                                               TRIAGE PARTNERS LLC

                                                   By:_______________________
                                                   Name:  Steven Sands
                                                   Title: Co-Manager


                                                   TRIAGE PARTNERS LLC


                                                   By:_______________________
                                                   Name:  Martin Sands
                                                   Title: Co-Manager

                                    EXHIBIT A

                              Selling Stockholders
                              --------------------

                                 Selling Stockholder          Shares       Shares
                                 -------------------          ------       ------
                                                               Owned        Sold
                                                               -----        ----
Steven A. Rothstein                                           345,103      245,000
Steven A. Rothstein IRA #2                                     92,510          ---
Steven Rothstein C/F Caroline E. Rothstein UGMA/IL             36,313       20,000
Steven Rothstein C/F Joshua Rothstein UGMA/IL                  58,467       20,000
Steven Rothstein C/F Natalie Rothstein UGMA/IL                 27,267          ---

                                                       Total: 559,660      285,000
                                                              =======      =======

                                    EXHIBIT B

                                     FORM OF
                                IRREVOCABLE PROXY

         The undersigned, a stockholder of Olympic Cascade Financial Corporation, a Delaware corporation ("Olympic"), hereby grants to Triage Partners LLC, a New York limited liability company ("Triage"), or any designee of Triage, an irrevocable proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law to vote, or to execute and deliver written consents or otherwise act (but in no event cause a sale or other transfer) with respect to, the shares of capital stock of Olympic owned by the undersigned, which shares are listed on Exhibit A to the Stock Purchase Agreement, dated as of December 13, 2001, among Steven A. Rothstein, the individual sellers listed on Schedule A thereto and Triage ("Stock Purchase Agreement"), and any and all other shares or securities of Olympic issued or issuable with respect thereof on or after the date hereof, for a period of three years from the date of the Closing of the Stock Purchase Agreement as fully, to the same extent and with the same effect, as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation, and grants Triage full power of substitution and resubstitution. This proxy is irrevocable (to the fullest extent permitted by law), coupled with an interest, and is granted in connection with the Stock Purchase Agreement, and is granted in consideration of the undersigned stockholder entering into such Stock Purchase Agreement.

         THIS PROXY SHALL ONLY BECOME EFFECTIVE UPON THE CLOSING OF THE STOCK PURCHASE AGREEMENT AND WILL EXPIRE UPON THE EARLIER OF TWO YEARS FROM SUCH DATE OR UPON A SALE OF SUCH SHARES TO A BONA FIDE THIRD PARTY BUYER IN AN OPEN MARKET TRANSACTION.

Dated this ___ day of December 2001.

                                                ________________________________